                                                                     EXHIBIT 2.2

                               AMENDMENT NO. 1 TO

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                           EFFICIENT NETWORKS, INC.,

                          FIRE ACQUISITION CORPORATION

                            CABLETRON SYSTEMS, INC.

                                      AND

                                FLOWPOINT CORP.

                         Dated as of December 14, 1999

                               AMENDMENT No. 1 TO

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is made and entered into as of December 14, 1999, among Efficient Networks, Inc., a Delaware corporation ("Purchaser"), Fire Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), Cabletron Systems, Inc., a Delaware corporation ("Parent") and Flowpoint Corp., a California corporation and a wholly-owned subsidiary of Parent ("Company").

       The Purchaser, Merger Sub, Parent and Company are parties to that certain Agreement and Plan of Reorganization dated as of November 21, 1999 (the "Reorganization Agreement"), and desire to amend the Reorganization Agreement as provided herein.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Defined Terms. Capitalized terms which are used herein without
        -------------
definition, but which are defined in the Reorganization Agreement shall have the same meanings herein as therein defined.

     2.  Amendment To The Reorganization Agreement
         -----------------------------------------

         2.1 Section 1.6(a) of the Reorganization Agreement is hereby amended by deleting Section 1.6(a) in its entirety and substituting the following therefor:

               (a) Conversion of Company Common Stock. Each share of Common Stock, par value $0.01 per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(d) and (e)) into the right to receive 72,000 shares of Common Stock of Purchaser (the "Purchaser Common Stock") and 63 shares of Series A Non-Voting Convertible Preferred Stock having the terms set forth in the Certificate of Designation attached hereto as Exhibit D (the "Preferred Stock", together with the Purchaser Common Stock, the "Merger Consideration") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9).

     2.2 The Certificate of Designation attached to the Reorganization Agreement as Exhibit D is hereby deleted and replaced with the Certificate of Designation attached to this Amendment as Exhibit A.

     2.3 Section 2.20(f) of the Reorganization Agreement is hereby amended to delete the word "Disclosure" appearing between the words "Company" and "Schedule" in clause (i) of the second sentence thereof.

     2.4 Section 3.5(a) of the Reorganization Agreement is hereby amended by deleting Section 3.5(a) in its entirety and substituting the following therefor:

     (a) Parent has not disclosed any portion of the Company's Intellectual Property to any third party except pursuant to a valid and enforceable confidentiality agreement and has not violated any confidentiality or use restrictions regarding the Company's Intellectual Property.

     2.5 Section 6.10(a) of the Reorganization Agreement is hereby amended to delete the word "Disclosure" appearing between the words "Parent" and "Schedule" in the penultimate line of text thereof.

     2.6 Section 6.11 of the Reorganization Agreement is hereby amended by deleting the third sentence thereof in its entirety and substituting the following therefor:

   At the Effective Time, (i) all indemnification and similar obligations of Company in favor of Parent, (ii) the Master Purchaser Agreement and Master Escrow Agreement between Parent and the Company, (iii) the OEM Program License Agreement between Parent and the Company, and (iv) any and all other commercial agreements between the Parent and the Company (other than the agreements attached as exhibits to this Reorganization Agreement) shall automatically and without any further action or notice be cancelled and extinguished.

     2.7 Section 8.2(h) of the Reorganization Agreement is hereby amended indicate that Parent's U.S. employer identification number is: 04-2797263:

     2.8 Section 10.1 is hereby amended to provide that the term "Disclosure Schedule" set forth in the third line thereof is hereby deleted and replaced with the term "respective Schedules".

     2.9 Section 10.6 of the Reorganization Agreement is hereby amended to delete the word "Disclosure" appearing in the phrases "Company Disclosure Schedule" and "Purchaser Disclosure Schedule" appearing in the third line thereof.

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     3.  No Other Amendments.  Except as expressly provided in this Amendment,
         -------------------
all of the terms and conditions of the Reorganization Agreement remain unchanged and are ratified and confirmed in all respects, and the terms and conditions of the Reorganization Agreement, as amended hereby, remain in full force and effect.

     4.  Counterparts.  This Amendment may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     5.  Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.

                                    EFFICIENT NETWORKS, INC.

                                    By: /s/ Mark Floyd
                                       ------------------------------
                                    Name: Mark Floyd
                                         ----------------------------
                                    Title: Chief Executive Officer
                                          ---------------------------


                                    FIRE ACQUISITION CORPORATION

                                    By: /s/ Mark Floyd
                                       ------------------------------
                                    Name: Mark Floyd
                                         ----------------------------
                                    Title: Chief Executive Officer
                                          ---------------------------


                                    CABLETRON SYSTEMS, INC.

                                    By: /s/ Daniel J. Harding
                                       ------------------------------
                                    Name: Daniel J. Harding
                                         ----------------------------
                                    Title: VP of Business Development
                                          ---------------------------


                                    FLOWPOINT CORP.

                                    By: /s/ Daniel J. Harding
                                       ------------------------------
                                    Name: Daniel J. Harding
                                         ----------------------------
                                    Title:
                                          ---------------------------




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